EXHIBIT 99.1

                    [UNIVERSAL AMERICAN FINANCIAL CORP. LOGO]

                              FOR IMMEDIATE RELEASE
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             UNIVERSAL AMERICAN FINANCIAL CORP. TO ACQUIRE GUARANTEE
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             RESERVE LIFE INSURANCE COMPANY'S MARKETING ORGANIZATION
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                             AND REINSURE POLICIES
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           Rye Brook, NY -July 3, 2003 - UNIVERSAL AMERICAN FINANCIAL CORP.
(NASDAQ NATIONAL MARKET: UHCO) ("Universal American") today announced that effective July 1, 2003, it has agreed with Swiss Re and its newly acquired subsidiary, Guarantee Reserve Life Insurance Company ("Guarantee Reserve"), to acquire Guarantee Reserve's marketing organization (including all rights to do business with its field force), reinsure all future life insurance business and to reinsure a portion of the existing accident and health business.

           A Universal American insurance subsidiary will immediately file for regulatory authority to issue all the life insurance policy forms now being issued by Guarantee Reserve. Until such approval, Guarantee Reserve will continue to sell life insurance, which will be 50% reinsured by a Universal American subsidiary. After such approval, the Guarantee Reserve field force will sell the Universal American subsidiary's life insurance policies on the approved forms, which will be 50% reinsured by Swiss Re.

           Richard Barasch, Chairman and CEO of Universal American, commented, "This is a fine opportunity for Universal American to expand its sale of life insurance products. Last year, Guarantee Reserve wrote nearly $38 million in new life premium; we believe that nearly all of the producers who wrote this business will continue to write their business with us. In order to assure a smooth transition, we will have hired the marketing staff of Guarantee Reserve, which will give us experienced sales personnel and proven lead generation capability. We are especially delighted to work on this transaction with Swiss Re, a trusted leader in the insurance industry."

                                     (more)


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Universal American Financial Corp. News Release                          Page 2
July 3, 2003



ABOUT SWISS RE

           Swiss Re is a leading reinsurer and the world's largest life and health reinsurer. The company is global, operating from 70 offices in 30 countries. Since its foundation in 1863, Swiss Re has been in the reinsurance business. Swiss Re has three business groups: Property & Casualty, Life & Health and Financial Services. Swiss Re offers a wide range of traditional reinsurance products and related services, which are complemented by insurance-based corporate finance solutions and supplementary services. Swiss Re is rated "AA+" by Standard & Poor's, "Aa1" by Moody's and "A++" by A.M. Best.

ABOUT UNIVERSAL AMERICAN FINANCIAL CORP.

           Universal American Financial Corp. offers a portfolio of supplemental life and health insurance products, primarily to the senior market, as well as third party administrator services for insurance and non-insurance programs in the senior market. The Company is included on the Russell 2000 and 3000 Indexes. For more information on Universal American, please visit our website at www.uafc.com.

           Except for the historical information contained above, this document may contain some forward looking statements, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in the Company's SEC reports.

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CONTACT:                                 - OR-       INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein                                  The Equity Group Inc.
Executive Vice President &                           www.theequitygroup.com
Chief Financial Officer (914) 934-8820               Linda Latman (212) 836-9609
                                                     Sarah Torres (212) 836-9611


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